SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                   FEI COMPANY
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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
                                   FEI COMPANY

                    Notice of Annual Meeting of Shareholders
                                  May 21, 1998

To the Shareholders of FEI Company:

     The Annual Meeting of Shareholders of FEI Company, an Oregon corporation, will be held at 9:00 a.m., Pacific Time, on May 21, 1998, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon, for the following purposes:

     1. Electing directors to serve for the following year and until their successors are elected;

     2. Approving the Company's Employee Share Purchase Plan ("ESPP") that allows U.S. employees of the Company to purchase Common Stock through regular payroll deductions of up to 15 percent of base pay plus commissions.

     3. Amending the Company's 1995 Stock Incentive Plan (the "Plan") (i) to increase the total number of shares of the Company's Common Stock (the "Shares") reserved for issuance under the plan from 1,300,000 to 1,600,000 Shares; and
(ii) to increase the automatic annual grant of stock options to each "independent director" from 1,000 in each calendar year to 3,000.

     4. Transacting such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 3, 1998 will be entitled to vote at the Annual Meeting.

     You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors



                                       William G. Langley
                                       Secretary

Hillsboro, Oregon
April 24, 1998

                                   FEI COMPANY

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders

                                     ------

     The mailing address of the principal executive offices of the Company is 7451 NW Evergreen Parkway, Hillsboro, Oregon, 97124-5830. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is April 24, 1998.

     Upon written request to William G. Langley, Secretary, any person whose proxy is solicited by this proxy statement will be provided, without charge, a copy of the Company's Annual Report on Form 10-K.


                     SOLICITATION AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of FEI Company, an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on May 21, 1998 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the Annual Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention William G. Langley, Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. A shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is April 3, 1998. On that date there were 18,078,614 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table sets forth certain information regarding the beneficial ownership as of April 1, 1998 of the Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

                                                              Number of Shares         Percentage
Beneficial Owner                                             Beneficially Owned         of Shares
----------------                                             ------------------        ----------
Philips Industrial Electronics International B.V...........        9,941,230              55.0%
  Building VP-1, PO Box 218
  5600 MD Eindhoven
  The Netherlands

Lynwood W. Swanson, Ph.D. (2)..............................          499,313               2.8%
  7451 NE Evergreen Parkway
  Hillsboro, OR  97124

Lloyd R. Swenson (3).......................................          479,276               2.7%
  659 Martis Peak Drive
  Incline Village, NV  89450

Charles T. Riddle (4)......................................          101,948                 *

William G. Langley (5).....................................           70,000                 *

Karel D. Van der Mast (6)..................................           17,104                 *

Joseph C. Robinson (7).....................................           15,000                 *

Donald R. VanLuvanee (8)...................................            6,331                 *

Alfred B. Bok..............................................               --                --

William E. Curran..........................................               --                --

                                       2

Theo J.H.J. Sonnemans......................................               --                --

William A. Whitward........................................               --                --

All directors and executive officers as a group
      (17 persons) (2)(3)(4)(5)(6)(7)(8)(9)................        1,249,289               6.9%

--------------

*    Less than 1%.

(1)  Shares that the person has the right to acquire within 60 days after April
     1, 1997 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes shares held jointly by Dr. Swanson and his wife and 59,000 shares subject to options exercisable within 60 days after April 1, 1998.

(3) Includes shares held by Mr. Swenson's wife and a trust for the benefit of his children and 6,110 shares subject to options exercisable within 60 days after April 1, 1998.

(4) Includes 30,000 shares subject to options exercisable within 60 days after April 1, 1998.

(5) Includes 70,000 shares subject to options exercisable within 60 days after April 1, 1998.

(6) Includes 10,000 shares subject to options exercisable within 60 days after April 1, 1998.

(7) Includes 15,000 shares subject to options exercisable within 60 days after April 1, 1998.

(8) Includes 5,831 shares subject to options exercisable within 60 days after April 1, 1998.

(9) Includes 60,317 shares subject to options exercisable within 60 days after April 1, 1998 held by executive officers not listed.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. All current directors are nominees for re-election. If a quorum of shareholders is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes the Company's nominees for directors.

                                                                                         Director
Name, Principal Occupation and Other Directorships                        Age               Since
--------------------------------------------------                        ---            --------
Alfred B. Bok.  Mr. Bok has served as a director of the                   58                 1997
Company since February 1997.  He is Chief Executive Officer
of Philips Industrial Electronics International B.V. ("PIE"), a
position he has held since August 1992.  From February 1989
to August 1992, Mr. Bok was a Vice President of Philips
Medical Systems.  Mr. Bok holds an Engineers degree in
applied physics and a Ph.D. in physics from the Technical
University of Delft.

William E. Curran.  Mr. Curran has served as a director of the            49                 1997
Company since February 1997.  He is Senior Vice President,
Chief Financial Officer and Director of Philips Electronics
North American Corporation, a Philips affiliate.  Mr. Curran has held those positions since February 1996.  From March
1993 to February 1996, he was Chief Operating Officer of
Philips Medical Systems and from February 1987 to February
1996 Mr. Curran was Chief Financial Officer of Philips
Medical Systems.  Mr. Curran holds a B.S. in Management
Engineering from Rensselaer Polytechnic Institute and an
M.B.A. from the University of Pennsylvania.

William G. Langley.  Mr. Langley joined the Company as Vice               48                 1994
President, Chief Financial Officer and in-house legal counsel in
September 1992, served as President and Chief Operating
Officer from October 1994 to February 1997 and as Assistant
Secretary and Assistant Treasurer from July 1993 to February
1997, and was appointed Executive Vice President and
Secretary in February 1997.  In October 1994 he was elected a director of the Company.  Mr. Langley holds a B.A. degree
from Albertson College, a J.D. degree from Northwestern
School of Law of Lewis and Clark College and an LL.M.
degree from New York University.

                                       4

Theo J.H.J. Sonnemans.  Mr. Sonnemans has served as a                     54                 1997
director of the Company since February 1997.  He is the Chief
Financial Officer of PIE, a position he has held since May
1995.  From April 1984 to May 1995 Mr. Sonnemans was
Chief Financial Officer of the Television Unit of Philips Sound
and Vision production division.

Dr. Lynwood W. Swanson.  Dr. Swanson co-founded the                       63                 1971
Company in 1971 and has served as a director since that time.
He served as President of the Company until October 1994, at which time he became Chairman of the Board of Directors.
Dr. Swanson was appointed Chief Scientist in May 1990 and
served as Chief Executive Officer of the Company from May
1988 to February 1997.  Dr. Swanson holds B.S. degrees in
physics and chemistry from the University of the Pacific and a
Ph.D. degree in physical chemistry from the University of
California at Davis.

Lloyd R. Swenson.  Mr. Swenson co-founded the Company in                  73                 1971
1971 and has served as a director since that time.  From 1985 to 1990 Mr. Swenson was President of Swenson Enterprises,
Inc., a personal money management company.  Mr. Swenson
holds a B.S. degree from San Jose State University, an M. Div.
degree from Princeton Theological Seminary and an M.B.A.
from the University of Santa Clara.

Karel D. van der Mast.  Dr. van der Mast joined the Company               50                 1997
as a director and as Executive Vice President Marketing and
Technical Officer in February 1997.  Dr. van der Mast served as Business Manager and Strategic Marketing Manager of
Philips Electron Optics B.V. ("PEO") from October 1995 to
February 1997.  In 1988 he joined PEO as Research and
Development Manager.  Dr. van der Mast holds an Engineers
degree and a Ph.D. in physics from the Technical University of
Delft.

Donald R. VanLuvanee.  Mr. VanLuvanee has served as a                     52                 1995
director of the Company since November 1995.
Mr. VanLuvanee has been President, Chief Executive Officer
and a director of Electro Scientific Industries, Inc., an
electronics company, since July 1992.  Mr. VanLuvanee also
serves as a director of Micro Component Technology, Inc., a
semiconductor equipment manufacturing company.

                                       5

William A. Whitward.  Mr. Whitward joined the Company as a                59                 1997
director and as President and Chief Executive Officer in
February 1997.  Mr. Whitward served as a General Manager of
PEO from June 1993 to February 1997.  He joined PEO after
14 years as manager of a former affiliate of Philips Electronics
N.V. (its Test and Measurement Unit), which produced
oscilloscopes, voltmeters and similar equipment.  Mr.
Whitward holds a bachelor's degree in engineering from Natal
University, South Africa.

Board Meetings and Committees

     The Board of Directors of the Company met seven times during 1997. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1997. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a nominating committee.

     The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of the audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Theo J.H.J. Sonnemans, Lloyd R. Swenson and Donald
R. VanLuvanee. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1995 Stock Incentive Plan (the "Plan") and the 1995 Supplemental Stock Incentive Plan (the "Supplemental Plan"). The Compensation Committee consists of Alfred B. Bok, William E. Curran, Mr. Swenson and Mr. VanLuvanee.

     Pursuant to the terms of the Plan, each individual who becomes an "independent director" receives a non-statutory option to purchase 5,000 shares of Common Stock when the individual becomes a director. In addition, each independent director of the Company is automatically granted an annual non-discretionary, non-statutory option to purchase 1,000 shares of Common Stock. If Proposal 3 is adopted by the shareholders, this automatic annual option grant will increase to 3,000 shares. See "Proposal 3: Amendment to the 1995 Stock Incentive Plan" below. In 1997, independent directors were each paid $7,500 per year for their services, $1,000 for attendance at each Board meeting, and an additional $500 for attendance at each committee meeting provided the committee meeting was not held at the same location and within 24 hours of a scheduled Board meeting.

     No directors other than independent directors receive fees or option grants for services as a director. All directors were reimbursed in 1997 for reasonable expenses incurred in attending meetings.

Recommendation by the Board of Directors

     The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.


                  PROPOSAL 2: THE EMPLOYEE SHARE PURCHASE PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Company's Employee Share Purchase Plan (the "ESPP"). The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The ESPP permits all full-time employees of the Company to acquire Common Stock through regular payroll deductions of up to 15 percent of base pay plus commissions. A copy of the proposed ESPP is attached to this Proxy Statement as Appendix A.

     The ESPP provides for offering periods ("Offering Periods") of approximately one year, each comprised of two purchase periods ("Purchase Periods") of approximately six months. Participants may purchase shares of Common Stock exclusively through payroll deductions at a purchase price equal to the lower of 85 percent of the market price on the first day of the offering period or the last day of each purchase period. Subject to shareholder approval, 250,000 shares have been reserved for purchase under the proposed ESPP.

Description of the ESPP

     The essential features of the proposed ESPP are outlined below.

     Eligibility. Except as described below, all full-time employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the ESPP. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the ESPP.

     Plan Offerings and Purchase of Shares. Offering Periods will commence on about March 1 and September 1 of each year (beginning March 1, 1998) and end on the last day of February and August following. On the first trading day of each Offering Period (the "Offering Date"), each eligible employee will automatically be granted an option to purchase shares of Common Stock to be automatically exercised on the last trading day of each of the two Purchase Periods (the "Purchase Date"). No option shall permit an employee to purchase more than 1,000 shares or permit an employee's right to purchase shares under the ESPP to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering
Date) for each calendar
year that the option is outstanding. Each eligible employee may elect to participate in the ESPP by filing a subscription and payroll deduction authorization. Shares may be purchased under the ESPP only through payroll deductions of not more than 15 percent of an employee's base pay plus commissions. On the Purchase Date the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be the lesser of 85 percent of the closing market price of the Common Stock on the Offering Date or on the Purchase Date.

     An employee may terminate participation in the ESPP by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board of Directors. An employee may reinstate participation in the ESPP, but only after the first Purchase Date following termination. The rights of employees under the ESPP are not transferable.

     Automatic Withdrawal from an Offering Period. If the fair market value of a share of Common Stock of the Company on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period by written notice to the Company.

     Administration. The ESPP is administered by the Board of Directors. The Board of Directors may change the duration of the Offering Periods or the Purchase Periods (except that no offering period may have a duration exceeding 27 months), promulgate rules and regulations for the operation of the ESPP, adopt forms for use in connection with the ESPP, decide any question of interpretation of the ESPP or rights arising thereunder and generally supervise the administration of the ESPP. The Company will pay all expenses of the ESPP other than commissions on sales of shares for employees' accounts by the custodian.

     Custodian. An independent custodian maintains the records under the ESPP, Shares purchased by employees under the ESPP are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

     Amendments. The Board of Directors may amend the ESPP, except that without the approval of the shareholders of the Company, the ESPP may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The Board of Directors may terminate the ESPP at any time, except that termination will not affect outstanding options.

Tax Consequences

     The ESPP is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees will not recognize taxable income or gain with respect to shares purchased under the ESPP either at the Offering Date or at a Purchase Date. If a current or former employee disposes of shares purchased under the ESPP more than two years after the Offering Date, or in the event of the employee's death at any time, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (2) 15 percent of the fair market value of the shares on the Offering Date. In the case of such a disposition or death, the Company will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift will be treated as having purchased the shares for the price paid by the employee plus the amount treated as ordinary compensation to the employee as a result of the gift.

     If an employee disposes of shares purchased under the ESPP within two years after the Offering Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift shares will be treated as having purchased the shares at their fair market value on the Purchase Date. In the event of a disposition within two years after the Offering Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

     Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the Plan.

Recommendation By The Board

     The Board of Directors recommends that the proposed ESPP be approved. If a quorum is present at the annual meeting, the proposed ESPP will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the amendments, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the proposed ESPP. Philips Industrial Electronics B.V., the Company's majority shareholder, has indicated its intention to vote in favor of approval of the ESPP, so that shareholder approval is essentially assured.


             PROPOSAL 3: AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN

     The Company maintains the 1995 Stock Incentive Plan (the "Plan") for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of March 31, 1998, out of a total of 1,300,000 shares reserved for issuance under the Plan, only 103,692 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees and others. Accordingly, on March 18, 1998 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 300,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 1,300,000 to 1,600,000 shares.

     Currently, each independent director is granted an annual option to purchase 1,000 shares of Common Stock. In order to provide and maintain compensation for independent directors that is comparable to similar-sized public companies, the Board on April 17, 1997 approved an amendment to the Plan, subject to shareholder approval, increasing this automatic annual grant of options to each independent director from 1,000 to 3,000 shares. In addition, shareholder approval of this Proposal 3 will constitute a reapproval of the per-employee limits on grants of options and stock appreciation rights under the Plan of 200,000 shares for new hires and 50,000 shares annually otherwise. This reapproval is required every five years for continued compliance with proposed regulations under Section 162(m) of the Internal Revenue Code of 1986. See "Tax Consequences."

     Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix B.

Description of the Plan

     Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     Administration. Authority to administer the Plan is placed in the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervise the administration of the Plan. The Board of Directors has delegated authority to administer the

Plan to the Compensation Committee. Only the Board of Directors, however, may amend, modify or terminate the Plan.

     Term of Plan. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

     Stock Options. The Board of Directors or an appropriate committee determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than ten percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares in connection with the hiring of the employee or 50,000 shares in any calendar year otherwise. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options.

     Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors or appropriate committee or officer may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

     Stock Option Grants to Independent Directors. Pursuant to the terms of the Plan, each individual who becomes an independent director receives a non-statutory option to purchase 5,000 shares of Common Stock when the individual becomes a director. In addition, and pursuant to the terms of the Plan as it is proposed to be amended, each independent director of the Company will be automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of Common Stock, an increase from the 1,000 shares previously granted per calendar year under the Plan.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Common Stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

     A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Plan.

     The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the common stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights.

     Stock Bonus Awards. The Board of Directors may award Common Stock as a stock bonus under the Plan. The Board of Directors may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

     Restricted Stock. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine.

     Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Plan. No bonus rights have been granted under the Plan.

     Performance Units. The Board of Directors may grant performance units consisting of monetary units that may be earned in whole or in part if the Company achieves goals established by the Board of Directors over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Board of Directors determines. No performance units have been granted under the Plan.

     Foreign Qualified Grants. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt supplements to the Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

     Changes in Capital Structure. The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

Tax Consequences

     Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant.

Recommendation by the Board of Directors

     The Board of Directors recommends that the amendments to the Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 3. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting but are not counted and have no effect on the results of the vote on Proposal 3. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of amendments to the Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all compensation paid by the Company with respect to the last three years to the persons who were the Chief Executive Officer and the most highly compensated four other current executive officers and one former executive officer.

                           Summary Compensation Table

                                                                        Annual Compensation
                                                                       ---------------------
Name and Principal Position in 1997                         Year         Salary        Bonus
-----------------------------------                         ----       --------      -------
Dr. Lynwood W. Swanson, Chairman and                        1997       $161,955      $11,250
     Chief Scientist.................................       1996        202,917           --
                                                            1995        158,150           --
William G. Langley,                                         1997        179,680       10,800
     Executive Vice President and                           1996        159,852           --
     Chief Financial Officer.........................       1995        135,000           --
William A. Whitward,                                        1997        132,767       26,888
     Chief Executive Officer (1) ....................       1996             --           --
                                                            1995             --           --
Karel van der Mast,                                         1997        127,108       13,851
     Executive Vice President,
     Marketing (2)...................................       1996             --           --
                                                            1995             --           --
Charles T. Riddle,                                          1997        132,881           --
     Senior Vice President,
     Strategic Planning (3)..........................       1996        109,847           --
                                                            1995        108,675           --
Joseph C. Robinson (4)...............................       1997        132,000       10,400
                                                            1996        120,129          300
                                                            1995          2,280           --

--------------

(1) Mr. Whitward joined the Company in February 1997. His compensation was paid to him in Dutch guilders and was converted to U.S. dollars using an average conversion rate of 1.95.

(2) Dr. van der Mast joined the Company in February 1997. Of the total salary and bonus received by Dr. van der Mast in 1997, a portion was paid to him in Dutch guilders and was converted to U.S. dollars using an average conversion rate of 1.95.

(3) Mr. Riddle left the Company in September 1997. Salary includes consulting services of $32,251 paid in 1997.

(4)  Mr. Robinson joined the Company in December 1995.

Stock Option Grants in Last Fiscal Year

     No stock options were granted in 1997 to the executive officers and key employees named in the Summary Compensation Table.

Option Exercises and Year-End Option Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1997 and the fiscal year-end number and value of unexercised options:

                                                                         Number of Shares Subject      Value of Unexercised
                                        Number of                        to Unexercised Options at   in-the-Money Options at
                                           Shares                                 FY-End                    FY-End (2)
                                         Acquired                        -------------------------   -------------------------
Name                                  on Exercise   Value Realized (1)   Exercisable/Unexercisable   Exercisable/Unexercisable
----                                  -----------   ------------------   -------------------------   -------------------------
Dr. Lynwood W. Swanson .........                0          $        --        55,000/40,000              $19,125/$12,750

William G. Langley .............           30,000              278,250        65,000/40,000               68,500/12,750

Karel D. van der Mast...........                0                   --            --/--                       --/--

Charles T. Riddle...............                0                   --        30,000/0                         0/0

William A. Whitward.............                0                   --            --/--                       --/--

Joseph C. Robinson..............           14,000              124,375         8,000/27,000               19,125/43,500

--------------

(1) Calculated based on the aggregate price at which the shares acquired on exercise were sold, less the aggregate exercise price.

(2) Calculated based on the December 31, 1997 closing stock price of $12 7/16, less the exercise price, multiplied by the number of shares underlying the option.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997 Mr. Swenson served on the Company's Compensation Committee. Mr. Swenson also served as Secretary and Treasurer of the Company from January 1, 1997 to February 21, 1997. In October 1988 the Company borrowed $50,000 from Mr. Swenson and $25,000 from June Swenson, the wife of Mr. Swenson, as trustee of the Pond Living Trust. The loans were repaid in September 1993. In connection with these loans, the Company issued warrants to Mr. Swenson to purchase 33,334 shares of Common Stock and to Mr. Swenson to purchase 16,667 shares of Common Stock, in each case for $3.00 per share. These warrants were exercised before October 3, 1996.

                          COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION1

     The Compensation Committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the Compensation Committee works closely with the chairman and Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensations, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

     Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus paid by the Company have not exceeded this limit. Upon the exercise of nonstatutory incentive stock options, however, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

Compensation Principles

     Executive compensation is based on several general principles, which are summarized below:

     o Provide competitive total compensation that enables the Company to attract and retain key executives.

     o    Link corporate and individual performance to compensation.

     o Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

     o    Reward initiative.

--------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

Compensation Components

     The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

     Base Salary. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry, but no consideration was given to the executive compensation paid by electronics companies included in the Nasdaq Stock Market Index reported in the Comparison of Cumulative Total Return Table set forth below. When determining salaries, the Compensation Committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

     Stock Options. The Plan is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. Options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, based on the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 20% of the options exercisable immediately upon the date of grant. Stock options generally have a five-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In 1997 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants under the Plan of Common Stock to officers of the Company: Jim D. Higgs--50,000 shares. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

Compensation of Chief Executive Officer

     In setting compensation for Mr. Whitward for 1997, the Board of Directors employed the same criteria that it used to set compensation for other executive officers. The Board believes Mr. Whitward's salary is competitive with salary levels for executives with similar experience and ability and recognizes Mr. Whitward's individual performance and important contributions to the Company's increased revenue and earnings growth.


                                       Compensation Committee Members

                                       Alfred B. Bok
                                       William E. Curran
                                       Lloyd R. Swenson
                                       Donald R. VanLuvanee

                              PERFORMANCE GRAPH<F1>

     Set forth below is a line graph comparing the cumulative total shareholder return of the Common Stock, with the cumulative total return of the Nasdaq Stock Market Index ("Nasdaq Index") and the Non-Financial Nasdaq Index, assuming the investment of $100 on June 1, 1995, the date of the Company's initial public offering, and reinvestment of any dividends.


[graphic line chart depicting the following values:

                         6/1/95     12/29/95     12/31/96     12/31/97
                         ------     --------     --------     --------
FEI Company                 100          119          104          138
Nasdaq Index                100          123          150          185
Non-Financial
  Nasdaq Index              100          121          147          173]

--------------

<F1> This Section is not "soliciting material," is not deemed "filed" with the
     Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

                             INDEPENDENT ACCOUNTANTS

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during 1997 each of its executive officers and directors complied with all applicable Section 16(a) filing requirements.

                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in May 1999 must be received at the principal executive office of the Company no later than December 16, 1998.

                                       By Order of the Board of Directors



                                       William G. Langley
                                       Secretary

Hillsboro, Oregon
April 24, 1998

                                   APPENDIX A

                                   FEI COMPANY
                          EMPLOYEE SHARE PURCHASE PLAN


     1. Purpose of the Plan. FEI Company (the "Company") believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of this Employee Share Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

     2. Shares Reserved for the Plan. There are 250,000 shares of the Company's authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

     4. Eligible Employees. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

     5. Offerings.

          (a) Offering Periods. The Plan shall be implemented by a series of offering periods of approximately twelve months' duration or such other duration as the Board of Directors shall determine ("Offering Periods"), commencing on or about March 1 and September 1 of each year and ending on the last day of February or August, respectively, occurring thereafter. The initial Offering Period shall commence on March 1, 1998 and shall end on February 28, 1999. Notwithstanding the foregoing, the Board of Directors may establish a different duration for one or more future Offering Periods, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Each Offering Period shall be comprised of a series of two purchase periods ("Purchase Periods"), as provided in clause (b) below. The first day of each

Purchase Period is an "Offering Date" and the last day of each Purchase Period is a "Purchase Date" for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall specify the trading day that will be deemed that Offering Date, or Purchase Date, as the case may be. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 1,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which
Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

          (b) Purchase Periods. Each Offering Period shall consist of two(2) consecutive Purchase Periods of approximately six (6) months' duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about March 1 shall end on or about the next August 31. A Purchase Period commencing on or about September 1 shall end on or about the next February 28. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods.

     6. Participation in the Plan.

          (a) Initiating Participation. An eligible employee may participate in an Offering Period under the Plan by filing with the Company no later than ten days prior to the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating employee. Payroll deductions for any Purchase Period may not exceed 15 percent of the gross amount of base pay plus commissions, if any, in the aggregate payable to the employee for such Purchase Period. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company. Eligible employees may not participate simultaneously in more than one Offering Period.

          (b) Amending or Terminating Participation. A participating employee may amend his or her payroll deduction authorization, but any such amendment will not become effective until the first paycheck following a Purchase Date. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by written notice received by the Company at any time up to the tenth day before a Purchase Date. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

          (c) Automatic Withdrawal from an Offering Period. If the fair market value of a share of Common Stock on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, then every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 6(c) by delivering to the Company not later than the close of business on the Purchase Date a written notice indicating such election.

     7. Option Price. The price at which shares shall be purchased in an Purchase Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or
(b) 85% of the fair market value of a share of Common Stock on that Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

     8. Newly Eligible Employees. A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

     9. Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period.

     10. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of some or all of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

     11. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant's account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

     12. Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

     13. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

     14. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

     15. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

     16. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

     17. Responsibility and Indemnity. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

     18. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to and conditional upon compliance with all applicable U.S. state, federal and foreign laws and regulations, compliance with the rules of any stock exchange or market on which the Company's securities may be listed, and approval of such federal, state and foreign authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

     19. Amendment of the Plan. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

     20. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

     21. Effective Date of the Plan. The Plan shall become effective on March 1, 1998, subject to approval not later than June 30, 1998, by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.

Adopted October 14, 1997

                                   APPENDIX B

                                   FEI COMPANY

                      1995 STOCK INCENTIVE PLAN, AS AMENDED

                   As proposed to be amended under Proposal 3

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI Company (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,600,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or 50,000 shares of Common Stock in any calendar year otherwise.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 6(a) above:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.

The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure.

          (a) Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

     14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     18. Option Grants to Independent Directors.

          (a) Initial Board Grants. Each person who is an Independent Director when the Plan is adopted or who becomes an Independent Director thereafter shall be automatically granted an option to purchase 5,000 shares of Common Stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Independent Director. An "Independent Director" is a director who is not an officer or employee of the Company or any of its subsidiaries and who does not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          (b) Additional Grants. Each Independent Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Independent Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Independent Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 1,000 3,000 shares for each Independent Director.

          (c) Exercise Price. The exercise price of options for 5,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d) Term of Option. The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

     For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

          (f) Termination As a Director. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

          (g) Nontransferability. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h) Exercise of Options. Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

Adopted:          April 21, 1995
Amended:          May 5, 1995
                  May 15, 1996
                  May 15, 1997
                  May 21, 1998

                                      PROXY

                                   FEI COMPANY
                          Annual Meeting, May 21, 1998

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Lynwood W. Swanson, William G. Langley and William A. Whitward, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company (the "Company") on May 21, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.   Election of Directors:     [  ] FOR all nominees    [  ] WITHHOLD AUTHORITY
                                     except as marked         to vote for all
                                     to the contrary          nominees listed
                                     below.                   below.

     (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
     Alfred B. Bok, William E. Curran, William G. Langley, Theo J.H.J. Sonnemans, Lynwood W. Swanson, Lloyd R. Swenson, Karel D. van der Mast, Donald R. VanLuvanee, William A. Whitward


2. Approval of the Company's Employee Share Purchase Plan to allow full-time employees of the company to acquire Common Stock through regular payroll deductions of up to 15 percent of base pay plus commissions, and to make other changes described in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders.

                   [  ] FOR        [  ] AGAINST         [  ] ABSTAIN


3. Amendment of the Company's 1995 Stock Incentive Plan to (i) increase the total number of shares reserved for issuance under the plan from 1,300,000 to 1,600,000 shares, and (ii) to increase the annual grant of stock options to each "independent director" from 1,000 in each calendar year to 3,000.

                   [  ] FOR        [  ] AGAINST         [  ] ABSTAIN


4. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors and for the amendments to the Plan. The proxies may vote in their discretion as to other matters that may come before this meeting.

                                       Shares:

                                       Date: _____________________________, 1998

P
R                                      _________________________________________
0                                               Signature or Signatures
X
Y                                      Please date and sign as name is imprinted
                                       hereon, including designation as
                                       executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                       The Annual Meeting of Shareholders of FEI
                                       Company will be held on May 21, 1998 at
                                       9:00 a.m., Pacific Time, at the OSSHE
                                       Facility, 18640 NW Walker Road,
                                       Beaverton, Oregon.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.